EXHIBIT 99.3

VolitionRx Limited Announces Closing of $6.9 Million Underwritten Public Offering of Common Stock

HENDERSON, Nevada, August 2, 2022 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”), a multi-national epigenetics company, announced today the closing of its previously announced underwritten public offering of 3,450,000 shares of its common stock, including the exercise in full of the underwriter’s overallotment option, at a public offering price of $2.00 per share. The gross proceeds to Volition from the offering were $6.9 million, before deducting the underwriting commissions and other estimated offering expenses payable by Volition. All of the shares of common stock sold in the offering were offered by Volition.

Volition intends to use the net proceeds from the offering for research and continued product development, clinical studies, product commercialization, working capital and other general corporate purposes, including potential strategic acquisitions.

Newbridge Securities Corporation acted as the sole book-running manager of the offering.

The securities were issued by Volition pursuant to a “shelf” registration statement on Form S-3 (File No. 333-259783) previously filed with the Securities and Exchange Commission (the “SEC”) on September 24, 2021 and declared effective by the SEC on November 8, 2021. A final prospectus supplement and an accompanying base prospectus relating to the offering were filed with the SEC on August 1, 2022 and are available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying base prospectus relating to the offering can also be obtained from Newbridge Securities Corporation, Attn: Equity Syndicate Department, 1200 North Federal Highway, Suite 400, Boca Raton, FL 33432, by email at syndicate@newbridgesecurities.com, or by telephone at (877) 447-9625.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Volition

Volition is a multi-national epigenetics company that applies its Nucleosomics™ platform through its subsidiaries to develop simple, easy-to-use, cost-effective blood tests to help diagnose and monitor a range of life-altering diseases, including some cancers and diseases associated with NETosis such as sepsis and COVID-19. Early diagnosis and monitoring have the potential to not only prolong the life of patients but also improve their quality of life. The tests are based on the science of Nucleosomics™, which is the practice of identifying and measuring nucleosomes in the bloodstream or other bodily fluid—an indication that disease is present. Volition is primarily focused on human diagnostics and monitoring, but also has a subsidiary focused on animal diagnostics and monitoring.

Volition’s research and development activities are centered in Belgium, with an innovation laboratory and an office in the U.S. and additional offices in London and Singapore.

Media

Louise Batchelor/Debra Daglish, Volition

mediarelations@volition.com

+44 (0)7557 774620

Investors

Scott Powell, Volition

investorrelations@volition.com

+1 (646) 650 1351

Joseph Green, Edison Advisors

jgreen@edisongroup.com

+1 (646) 653 7030

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements reflect the current beliefs and expectations of management and include statements regarding the public offering, including the expected use of proceeds from the offering. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although Volition believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that may cause Volition’s actual activities or results to differ materially from those indicated or implied by any forward-looking statement, including, without limitation, due to risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the proposed public offering, risks disclosed in the section titled “Risk Factors” included in the final prospectus supplement filed with the SEC on August 1, 2022, and risks disclosed in other documents Volition files from time to time with the SEC, including Volition’s Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics™ and Nu.Q® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries.

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